Exhibit 11.1

Consent of Independent Auditors

We consent to the use of our report dated April 30, 2025, except as to Note 2 and Note 13, which are as of February 11, 2026, with respect to the consolidated financial statements of TerraCycle US Inc., included herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 11, 2026